Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Announces Results for the Second Quarter of 2020

SACRAMENTO, California, July 17, 2020 / GLOBE NEWSWIRE—Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.712 billion asset bank holding company and parent company of Merchants Bank of Commerce (the “Bank”), today announced financial results for the quarter and six months ended June 30, 2020. Net income for the quarter ended June 30, 2020 was $3.8 million or $0.23 per share – diluted, compared with net income of $3.6 million or $0.20 per share – diluted for the same period of 2019. Net income for the six months ended June 30, 2020 was $4.8 million or $0.28 per share – diluted, compared with net income of $6.0 million or $0.33 per share – diluted for the same period of 2019.

Significant Items for the second quarter of 2020:

●	$1.3 million provision for loan and lease losses.
●	$162.2 million in loans funded through June 30, 2020 under the federal Paycheck Protection Program (“PPP”) (594 loans).
●	Through June 30, 2020 approved 244 loan modifications for loans totaling $123.3 million.
●	Ongoing impact of COVID-19.

Randall S. Eslick, President and CEO commented: “We are proud of our company’s response to recent economic and medical challenges. During the second quarter we installed physical protections for employees and customers, assigned 50% of our employees to work remotely, extended 594 PPP loans totaling $162.2 million and deferred loan payments for 10% of our loan portfolio. Until these challenges abate, we remain committed to ongoing protection and support for our employees, customers and communities.”

Financial highlights for the second quarter of 2020:

●

Net income of $3.8 million was an increase of $203 thousand (6%) from $3.6 million earned during the same period in the prior year. Earnings of $0.23 per share – diluted was an increase of $0.03 (15%) from $0.20 per share – diluted earned during the same period in the prior year and reflects the impact of the following:

o	1.5 million shares of common stock repurchased between October of 2019 and April of 2020.
o	$1.3 million provision for loan and lease losses for the current quarter.
o

$840 thousand in non-recurring costs recorded during the same period a year ago associated with our January 31, 2019 acquisition of Merchants Holding Company in Sacramento (“Merchants”) and the name change of our subsidiary bank.

●	Net interest income increased $288 thousand (2%) to $13.8 million compared to $13.5 million for the same period in the prior year.
●	Net interest margin declined to 3.64% compared to 4.00% for the same period in the prior year.
●	Return on average assets decreased to 0.95% compared to 1.01% for the same period in the prior year.
●	Return on average equity increased to 9.26% compared to 8.93% for the same period in the prior year.
●	Average loans totaled $1.181 billion, an increase of $153 million (15%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.523 billion, an increase of $170 million (13%) compared to average earning assets for the same period in the prior year.
●	Average deposits totaled $1.406 billion, an increase of $189 million (15%) compared to average deposits for the same period in the prior year.
o	Average non-maturing deposits totaled $1.263 billion, an increase of $210 million (20%) compared to the same period in the prior year.
o	Average certificates of deposit totaled $143.0 million, a decrease of $21.1 million (13%) compared to same period in the prior year.
●	The Company’s efficiency ratio was 56.1% compared to 65.9% during the same period in the prior year.
o

The Company’s efficiency ratio of 65.9% for the second quarter of 2019 included $840 thousand in non-recurring acquisition and the name change costs. The efficiency ratio excluding these non-recurring costs was 60.1%.

●

Nonperforming assets at June 30, 2020 totaled $6.7 million or 0.39% of total assets, a decrease of $6.8 million (51%) since June 30, 2019. The decrease in nonperforming assets results from one $10.9 million commercial real estate loan which was placed in nonaccrual status in the first quarter of 2019 and sold in the fourth quarter of 2019.

●	Book value per common share was $10.13 at June 30, 2020 compared to $9.22 at June 30, 2019.
●	Tangible book value per common share was $9.17 at June 30, 2020 compared to $8.29 at June 30, 2019.

Financial highlights for the six months ended June 30, 2020:

●

Net income of $4.8 million was a decrease of $1.2 million (20%) from $6.0 million earned during the same period in the prior year. Earnings of $0.28 per share – diluted was a decrease of $0.05 (15%) per share – diluted earned during the same period in prior year and reflects the impact of the following:

o	1.5 million shares of common stock repurchased between October of 2019 and April of 2020.
o	$4.2 million provision for loan and lease losses for the six months ended June 30, 2020.
o	$1.1 million in non-recurring costs for the first quarter of 2020 associated with the termination of a technology management services contract and a previously announced severance agreement.

o	$2.8 million in non-recurring costs recorded during six months ended June 30, 2019 associated with our January 31, 2019 acquisition of Merchants and the name change of our subsidiary bank.
●	Net interest income increased $270 thousand (1%) to $26.8 million compared to $26.5 million for the same period in the prior year.
●	Net interest margin declined to 3.74% compared to 3.97% for same period in the prior year.
●	Return on average assets decreased to 0.62% compared to 0.83% for the same period in the prior year.
●	Return on average equity decreased to 5.65% compared to 7.59% for the same period in the prior year.
●	Average loans totaled $1.107 billion, an increase of $96 million (10%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.438 billion, an increase of $93 million (7%) compared the same period in the prior year.
●	Average deposits totaled $1.325 billion, an increase of $105 million (9%) compared the same period in the prior year.
o	Average non-maturing deposits totaled $1.180 billion, an increase of $125 million (12%) compared to the same period in the prior year.
o	Average certificates of deposit totaled $145.1 million, a decrease of $20.7 million (12%) compared to the same period in the prior year.
●	The Company’s efficiency ratio was 63.1% compared to 71.7% for the same period in the prior year.
o	The Company’s efficiency ratio of 63.1% for the first six months of 2020 included $1.1 million in non-recurring costs. The efficiency ratio excluding these costs was 59.2%.
o	The Company’s efficiency ratio of 71.7% for the first six months of 2019 includes $2.8 million in non-recurring costs. The efficiency ratio excluding these non-recurring costs was 62.0%.
●	Nonperforming assets at June 30, 2020 totaled $6.7 million or 0.39% of total assets, an increase of $1.0 million (37% annualized) since December 31, 2019.
●	Book value per common share was $10.13 at June 30, 2020 compared to $9.62 at December 31, 2019.
●	Tangible book value per common share was $9.17 at June 30, 2020 compared to $8.71 at December 31, 2019.

Impact of COVID-19:

●

We have funded 594 loans totaling $162.2 million for the PPP through June 30, 2020. The growth in our assets resulting from the PPP has impacted our Tier 1 Leverage capital ratio as we have not utilized the liquidity available to us from the Federal Reserve’s PPP Liquidity Facility and its associated beneficial capital treatment. Substantially all of the loans were made to existing customers and were funded under the two year PPP loan program.

●

We have experienced significant increased deposit balances as all of the PPP loan funds were deposited into customer accounts at our bank and as a result of customer behavior that is focused on maintaining greater non-maturing deposit balances.

●	Organic loan growth has been slowed as we maintain credit underwriting discipline in light of the current economic environment.
●	At June 30, 2020 the Company’s goodwill was not impaired as supported by a review by an independent third party consultant.
●	At June 30, 2020, our workforce totaled 214 employees of which 114 are working remotely.
●

All of our branch offices remain open, although they are operating under a reduced schedule. Our pandemic response team is continuing to modify and enhance our workforce and customer protection as additional information or requirements are promulgated by the state of California.

Forward-Looking Statements

Bank of Commerce Holdings wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. This news release includes statements by the Company, which describe management’s expectations and developments, which may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in the Company's public filings, factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on the Company than expected and adversely affect the Company's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new banks and/or branches are lower than expected; (4) our concentration in lending tied to real estate exposes us to the adverse effects of material increases in interest rates, declines in the general economy, tightening credit markets or declines in real estate values; (5) competitive pressure among financial institutions increases significantly; (6) legislation or regulatory requirements or changes adversely affect the businesses in which the Company is engaged; and (7) technological changes could expose us to new risks.

TABLE 1
SELECTED FINANCIAL INFORMATION - UNAUDITED
(dollars in thousands except per share data)

	For The Three Months Ended			For The Six Months Ended
Net income, average assets and	June 30,		March 31,	June 30,
average shareholders' equity	2020	2019	2020	2020	2019
Net income	$3,847	$3,644	$916	$4,763	$5,950
Average total assets	$1,626,827	$1,450,725	$1,454,019	$1,540,423	$1,438,361
Average total earning assets	$1,523,157	$1,353,200	$1,353,098	$1,438,127	$1,345,177
Average shareholders' equity	$167,036	$163,598	$172,120	$169,578	$158,182

Selected performance ratios
Return on average assets	0.95%	1.01%	0.25%	0.62%	0.83%
Return on average equity	9.26%	8.93%	2.14%	5.65%	7.59%
Efficiency ratio	56.1%	65.9%	70.5%	63.1%	71.7%

Share and per share amounts
Weighted average shares - basic (1)	16,660	18,134	17,695	17,178	17,816
Weighted average shares - diluted (1)	16,689	18,194	17,747	17,217	17,878
Earnings per share - basic	$0.23	$0.20	$0.05	$0.28	$0.33
Earnings per share - diluted	$0.23	$0.20	$0.05	$0.28	$0.33

	At June 30,		At March 31,
Share and per share amounts	2020	2019	2020
Common shares outstanding (2)	16,739	18,214	16,796
Book value per common share (2)	$10.13	$9.22	$9.86
Tangible book value per common share (2)(3)	$9.17	$8.29	$8.89

Capital ratios (4)
Bank of Commerce Holdings
Common equity tier 1 capital ratio	12.34%	12.56%	12.02%
Tier 1 capital ratio	13.18%	13.41%	12.85%
Total capital ratio	15.27%	15.35%	14.93%
Tier 1 leverage ratio	9.82%	11.08%	10.78%
Tangible common equity ratio (5)	9.05%	10.59%	10.38%

Merchants Bank of Commerce
Common equity tier 1 capital ratio	13.72%	14.06%	13.66%
Tier 1 capital ratio	13.72%	14.06%	13.66%
Total capital ratio	14.97%	15.16%	14.91%
Tier 1 leverage ratio	10.21%	11.61%	11.45%

(1) Excludes unvested restricted shares issued in accordance with the Company's equity incentive plan, as they are non-participative in dividends or voting rights.
(2) Includes unvested restricted shares issued in accordance with the Company's equity incentive plan.

(3) Book value per share is computed by dividing total shareholders’ equity by shares outstanding. Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

(4) The Company and the Bank continue to meet all capital adequacy requirements to which they are subject.

(5) Management believes the tangible common equity ratio is a useful measure of capital adequacy because it provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability of the Company to absorb potential losses. The tangible common equity ratio is calculated as total shareholders' equity less goodwill and core deposit intangible, net divided by total assets less goodwill and core deposit intangible, net.

BALANCE SHEET OVERVIEW

As of June 30, 2020, the Company had total consolidated assets of $1.712 billion, gross loans of $1.206 billion, allowance for loan and lease losses (“ALLL”) of $16 million, total deposits of $1.494 billion, and shareholders’ equity of $170 million.

TABLE 2
LOAN BALANCES BY TYPE - UNAUDITED
(dollars in thousands)

	At June 30,						At March 31,
		% of		% of	Change			% of
	2020	Total	2019	Total	Amount	%	2020	Total
Commercial	$126,024	10%	$152,303	15%	$(26,279)	(17%)	$138,870	13%
PPP	162,189	13	—	0	162,189	100%	—	0
Real estate - construction and land development	41,371	3	37,685	4	3,686	10%	34,394	3
Real estate - commercial non-owner occupied	521,004	44	468,706	45	52,298	11%	514,052	49
Real estate - commercial owner occupied	215,799	18	210,711	21	5,088	2%	217,319	21
Real estate - residential - ITIN	31,083	3	35,162	3	(4,079)	(12%)	31,998	3
Real estate - residential - 1-4 family mortgage	60,756	5	67,092	6	(6,336)	(9%)	62,533	6
Real estate - residential - equity lines	20,938	2	23,656	2	(2,718)	(11%)	23,158	2
Consumer and other	27,176	2	41,409	4	(14,233)	(34%)	29,921	3
Gross loans	1,206,340	100%	1,036,724	100%	169,616	16%	1,052,245	100%
Deferred fees and costs	(1,603)		2,005		(3,608)		2,129
Loans, net of deferred fees and costs	1,204,737		1,038,729		166,008		1,054,374
Allowance for loan and lease losses	(16,089)		(12,445)		(3,644)		(15,067)
Net loans	$1,188,648		$1,026,284		$162,364		$1,039,307

Average loans during the quarter	$1,180,915		$1,028,187		$152,728	15%	$1,033,689
Average loans during the quarter (excluding PPP)	$1,048,139		$1,028,187		$19,952	2%	$1,033,689
Average yield on loans during the quarter	4.50%		5.01%		(0.51)	(10%)	4.80%
Average yield on all loans during the quarter (excluding PPP)	4.76%		5.01%		(0.25)	(5%)	4.80%
Average yield on all loans during the year to date	4.64%		4.96%		(0.32)	(6%)	4.80%
Average yield on all loans during the year to date (excluding PPP)	4.78%		4.96%		(0.18)	(4%)	4.80%

The Company recorded gross loan balances of $1.206 billion at June 30, 2020, compared with $1.037 billion and $1.052 billion at June 30, 2019 and March 31, 2020, respectively, an increase of $170 million and $154 million, respectively.

The average yield on loans during the quarter was 4.50% compared to 5.01% and 4.80% for the quarters ended June 30, 2019 and March 31, 2020, respectively. Yields in the current quarter were negatively impacted by PPP loans which averaged $132.8 million and yielded 2.46%.

Gross loan balances in the table above include a net fair value discount for loans acquired from Merchants of $1.3 million, $1.5 million and $2.0 million at June 30, 2020, March 31, 2020 and June 30, 2019, respectively. We recorded $216 thousand, $163 thousand and $190 thousand in accretion of the discount for these loans during the quarters ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

We have funded 594 PPP loans totaling $162.2 million through June 30, 2020. Substantially all of the loans were made to existing customers and the loan proceeds were initially deposited with our institution. At origination, loan fee income net of loan origination costs totaled $4.3 million and is being earned over the 24 month duration of the loans as a part of the loan yield. At June 30, 2020 $3.8 million remains to be earned in future quarters. The following tables provide additional information on the PPP loans by industry and by loan balance at June 30, 2020.

TABLE 3
PPP LOANS BY INDUSTRY - UNAUDITED
(dollars in thousands)

At June 30, 2020
Balance
Construction	$64,242
Healthcare and Social Assistance	17,530
Professional, Scientific and Tech Services	12,155
Accommodation and Food Services	10,328
Admin, Support, Waste Management and Remediation Services	7,372
Primary Metal Manufacturing	6,581
Retail Trade	8,033
Other	35,948
Total	$162,189

TABLE 4
PPP LOANS BY LOAN SIZE - UNAUDITED
(dollars in thousands)

	At June 30, 2020
	Balance	Number	Average Loan Size
$150,000 or less	$20,256	381	$53
$150,001 to $350,000	25,234	109	232
$350,001 to $1,999,999	73,143	92	795
$2,000,000 or greater	43,556	12	3,630
Total	$162,189	594	$273

TABLE 5
CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED
(dollars in thousands)

	At June 30,						At March 31,
		% of		% of	Change			% of
	2020	Total	2019	Total	Amount	%	2020	Total
Cash and due from banks	$29,630	7%	$21,306	7%	$8,324	39%	$21,127	6%
Interest-bearing deposits in other banks	126,132	29	19,319	6	106,813	553%	22,813	7
Total cash and cash equivalents	155,762	36	40,625	13	115,137	283%	43,940	13

Investment securities:
U.S. government and agencies	33,195	8	44,837	14	(11,642)	(26%)	36,043	11
Obligations of state and political subdivisions	76,888	18	45,003	14	31,885	71%	63,263	19
Residential mortgage backed securities and collateralized mortgage obligations	137,120	30	168,085	50	(30,965)	(18%)	160,439	50
Corporate securities	1,000	0	2,978	1	(1,978)	(66%)	2,983	1
Commercial mortgage backed securities	16,329	4	24,868	8	(8,539)	(34%)	17,428	5
Other asset backed securities	15,668	4	48	—	15,620	32,542%	4,921	1
Total investment securities - AFS	280,200	64	285,819	87	(5,619)	(2%)	285,077	87

Total cash, cash equivalents and investment securities	$435,962	100%	$326,444	100%	$109,518	34%	$329,017	100%
Average yield on interest-bearing due from banks during the quarter	0.12%		2.47%		(2.35)		1.31%
Average yield on investment securities during the quarter - nominal	2.61%		2.86%		(0.25)		2.74%
Average yield on investment securities during the quarter - tax equivalent	2.78%		2.98%		(0.20)		2.84%

As of June 30, 2020, we maintained noninterest-bearing cash positions of $29.6 million and interest-bearing deposits of $126.1 million at the Federal Reserve Bank and correspondent banks.

Investment securities totaled $280.2 million at June 30, 2020, compared with $285.8 million and $285.1 million at June 30, 2019 and March 31, 2020, respectively. During the second quarter of 2020, we continued to reposition a portion of the Bank’s investment securities portfolio to take advantage of longer durations and widening credit spreads on municipal securities. During the second quarter of 2020, we purchased securities with a par value of $32.4 million and weighted average yield of 2.13% (2.53% tax equivalent) and sold securities with a par value of $19.8 million and weighted average yield of 2.03%. The sales resulted in net realized gains of $140 thousand and $224 thousand for the quarter and six months ended June 30, 2020, respectively.

Average securities balances for the quarters ended June 30, 2020, March 31, 2020 and June 30, 2019 were $269.7 million, $272.3 million and $289.4 million, respectively. Weighted average yields on securities balances for those same periods were 2.61%, 2.74% and 2.86%, respectively.

At June 30, 2020, our net unrealized gains on available-for-sale investment securities were $10.1 million compared with net unrealized gains of $3.4 million and $8.4 million at June 30, 2019 and March 31, 2020, respectively. The changes in net unrealized gains on the investment securities portfolio were due to changes in market interest rates and do not reflect changes in credit quality.

TABLE 6
DEPOSITS BY TYPE - UNAUDITED
(dollars in thousands)

	At June 30,						At March 31,
		% of		% of	Change			% of
	2020	Total	2019	Total	Amount	%	2020	Total
Demand - noninterest-bearing	$521,751	35%	$397,349	32%	$124,402	31%	$419,315	34%
Demand - interest-bearing	287,198	19	238,175	19	49,023	21%	231,276	19
Money market	405,322	27	300,847	24	104,475	35%	314,687	25
Total demand	1,214,271	81	936,371	75	277,900	30%	965,278	78

Savings	142,389	10	138,591	11	3,798	3%	133,552	11
Total non-maturing deposits	1,356,660	91	1,074,962	86	281,698	26%	1,098,830	89

Certificates of deposit	137,647	9	160,556	14	(22,909)	(14%)	143,557	11
Total deposits	$1,494,307	100%	$1,235,518	100%	$258,789	21%	$1,242,387	100%

Total deposits at June 30, 2020, increased $259 million or 21% to $1.494 billion compared to June 30, 2019 and increased $252 million or 82% annualized compared to March 31, 2020. Total non-maturing deposits increased $281.7 million or 26% compared to the same date a year ago and increased $257.8 million or 94% annualized compared to March 31, 2020. The increase in non-maturing deposits from March 31, 2020 to June 30, 2020 was due to PPP loan program disbursements and changes in customer behavior which is placing greater emphasis on increasing non-maturing deposit balances. Certificates of deposit decreased $22.9 million or 14% compared to the same date a year ago and decreased $5.9 million or 16% annualized compared to March 31, 2020. The decrease in certificates of deposits from March 31, 2020 to June 30, 2020 reflects our decision to reduce reliance on public deposits.

The following table presents the average cost of interest-bearing deposits, all deposits and all interest-bearing liabilities for the periods indicated.

TABLE 7
AVERAGE COST OF FUNDS - UNAUDITED
For The Three Months Ended

	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2019	2019	2019	2019	2018	2018
Interest-bearing deposits	0.43%	0.53%	0.56%	0.56%	0.54%	0.49%	0.45%	0.42%
Interest-bearing deposits and noninterest-bearing demand	0.28%	0.35%	0.38%	0.38%	0.37%	0.34%	0.31%	0.29%
All interest-bearing liabilities	0.52%	0.65%	0.68%	0.68%	0.74%	0.67%	0.61%	0.64%
All interest-bearing liabilities and noninterest-bearing demand	0.34%	0.43%	0.46%	0.46%	0.52%	0.46%	0.42%	0.45%

Stock Repurchase Program

We previously announced a program to repurchase 1.5 million common shares. Between October of 2019 and April of 2020 all 1.5 million shares were repurchased at a total cost of $13.6 million including commissions, or an average of $9.11 per share.

INCOME STATEMENT OVERVIEW

TABLE 8
SUMMARY INCOME STATEMENT - UNAUDITED
(dollars in thousands, except per share data)

	For The Three Months Ended
	June 30,		Change		March 31,	Change
	2020	2019	Amount	%	2020	Amount	%
Interest income	$14,997	$15,127	$(130)	(1%)	$14,345	$652	5%
Interest expense	1,214	1,632	(418)	(26%)	1,359	(145)	(11%)
Net interest income	13,783	13,495	288	2%	12,986	797	6%
Provision for loan and lease losses	1,300	—	1,300	100%	2,850	(1,550)	(54%)
Noninterest income	955	1,100	(145)	(13%)	892	63	7%
Noninterest expense	8,270	9,611	(1,341)	(14%)	9,783	(1,513)	(15%)
Income before provision for income taxes	5,168	4,984	184	4%	1,245	3,923	315%
Provision for income taxes	1,321	1,340	(19)	(1%)	329	992	302%
Net income	$3,847	$3,644	$203	6%	$916	$2,931	320%

Earnings per share - basic	$0.23	$0.20	$0.03	15%	$0.05	$0.18	360%
Weighted average shares - basic	16,660	18,134	(1,474)	(8%)	17,695	(1,035)	(6%)
Earnings per share - diluted	$0.23	$0.20	$0.03	15%	$0.05	$0.18	360%
Weighted average shares - diluted	16,689	18,194	(1,505)	(8%)	17,747	(1,058)	(6%)
Dividends declared per common share	$0.05	$0.05	$—	—%	$0.05	$—	—%

Second Quarter of 2020 Compared With The Second Quarter of 2019

Net income for the second quarter of 2020 increased $203 thousand compared to the second quarter of 2019. In the current quarter, net interest income was $288 thousand higher, noninterest expense was $1.3 million lower and income taxes were $19 thousand lower. These changes were partially offset by a provision for loan and lease losses that was $1.3 million higher and noninterest income that was $145 thousand lower.

Net Interest Income

Net interest income increased $288 thousand compared to the same period a year ago.

Interest income for the second quarter of 2020 decreased $130 thousand or 1% to $15.0 million.

●

Interest and fees on loans increased $377 thousand due to a $152.7 million increase in average loan balances partially offset by a 51 basis point decrease in the average yield on the loan portfolio. Much of the 51 basis point decrease was caused by PPP loans which yielded only 2.46%. The yield on loans exclusive of PPP loans declined 25 basis points.

●	Interest on investment securities decreased $309 thousand due to a $19.7 million decrease in average securities balances and a 24 basis point decrease in average yield on the securities portfolio.
●

Interest on interest-bearing deposits due from banks decreased $198 thousand due to a 235 basis point decrease in average yield that was partially offset by a $36.9 million increase in average interest-bearing deposit balances.

Interest expense for the second quarter of 2020 decreased $418 thousand or 26% to $1.2 million.

●

Interest expense on interest-bearing deposits decreased $165 thousand. Average interest-bearing demand and savings deposit balances increased $91.3 million, while average certificate of deposit balances decreased $21.1 million. The average rate paid on interest-bearing deposits decreased 11 basis points.

●

Interest expense on FHLB borrowings decreased $187 thousand. Average FHLB borrowings were $16.0 million in the current quarter compared to $30.0 million for the same period a year ago. The average rate paid on FHLB borrowings decreased 244 basis points.

●	Interest expense on other term debt decreased $17 thousand. During the second quarter of 2019, we completed the early repayment of our variable rate senior debt.

●	Interest expense on junior subordinated debentures decreased $49 thousand. The average rate paid on junior subordinated debentures decreased 190 basis points.

Provision for Loan and Lease Losses

Net loan loss charge-offs were $278 thousand for the current quarter compared to net loan recoveries of $203 thousand for the same period a year ago. As illustrated in Table 10 asset quality metrics are improved for the three months ended June 30, 2020 when compared to the same period a year ago. We recognize the deteriorating credit environment due to the economic effects of COVID-19 and have made changes to our qualitative factors (Q-Factors) in calculating our ALLL. As a result, we recorded a provision for loan and lease losses of $1.3 million for the second quarter of 2020. There was no provision for loan and lease losses in the second quarter of 2019. A discussion of our provision is provided following Table 10.

Noninterest Income

Noninterest income for the three months ended June 30, 2020 decreased $145 thousand including an $88 thousand decrease in Federal Home Loan Bank of San Francisco dividends.

Noninterest Expense

Noninterest expense for the three months ended June 30, 2020 decreased $1.3 million compared to the same period a year previous. Decreases in noninterest expense included the following items:

●	$697 thousand deferred loan origination cost benefit in the second quarter of 2020 as a result of loans originated under the PPP.
●	$840 thousand in non-recurring costs recorded during the second quarter of 2019 associated acquisition of Merchants and the name change of our subsidiary bank.

The Company’s efficiency ratio was 56.1% for the second quarter of 2020. The ratio during the same period in 2019 was 65.9% (60.1% excluding $840 thousand of non-recurring costs).

Income Tax Provision

For the three months ended June 30, 2020, our income tax provision of $1.3 million on pre-tax income of $5.2 million was an effective tax rate of 25.6%. The tax provision for the second quarter of the prior year was $1.3 million on pre-tax income of $5.0 million for an effective rate of 26.9%. The 2019 tax rate reflects the non-deductibility of certain acquisition-related expenses.

Second Quarter of 2020 Compared With The First Quarter of 2020

Net income for the second quarter of 2020 increased $2.9 million compared to the first quarter of 2020. In the current quarter, net interest income was $797 thousand higher, provision for loan and lease losses was $1.6 million lower, noninterest income was $63 thousand higher and noninterest expense was $1.5 million lower. These changes were partially offset by a provision for income taxes that was $ 992 thousand higher.

Net Interest Income

Net interest income increased $797 thousand over the prior quarter.

Interest income for the three months ended June 30, 2020 increased $652 thousand or 5% to $15.0 million.

●

Interest and fees on loans increased $886 thousand due to a $147.2 million increase in average loan balances partially offset by a 30 basis point decrease in the average yield on the loan portfolio. Much of the 30 basis point decrease was caused by PPP loans which yielded only 2.46%. The yield on loans exclusive of PPP loans declined only 4 basis points.

●	Interest on investment securities decreased $101 thousand due to a 12 basis point decrease in average yield on the investment portfolio and a $2.5 million decrease in average securities balances.
●

Interest on interest-bearing deposits due from banks decreased $133 thousand due to a 120 basis point decrease in the average yield on interest-bearing deposits due from banks partially offset by a $25.4 million increase in average balances.

Interest expense for the three months ended June 30, 2020 decreased $145 thousand or 11% to $1.2 million.

●

Interest expense on interest-bearing deposits decreased $121 thousand. Average interest-bearing demand and savings deposit balances increased $89.3 million, while average certificates of deposit decreased $4.3 million. The average rate paid on interest-bearing deposits decreased by ten basis points.

●

Interest expense on FHLB borrowings increased to $5 thousand. Average FHLB borrowings were $16.0 million in the current quarter compared to $220 thousand in the prior quarter. During the second quarter, we took an advance under our FHLB line of credit for $10.0 million at 0% interest with $5.0 million due in 6 months and $5.0 million due in one year. The average rate paid on FHLB borrowings was 0.13% during the second quarter of 2020.

●	Interest expense on other term debt was unchanged at $184 thousand for both quarters.
●	Interest expense on other junior subordinated debentures decreased $29 thousand due to a 113 basis point decrease in the average rate paid.

Provision for Loan and Lease Losses

Net loan charge-offs were $278 thousand in the current quarter compared to $14 thousand in the prior quarter. As illustrated in Table 10 total nonaccrual loans increased by $1.4 million during the three months ended June 30, 2020 when compared to the previous quarter. The increase was primarily due to one commercial real estate loan that was moved to nonaccrual status during the quarter. We recorded a provision for loan and lease losses of $2.9 million and $1.3 million for the first and second quarters of 2020, respectively. A discussion of our provision is provided following Table 10.

Noninterest Income

Noninterest income for the three months ended June 30, 2020 increased $63 thousand and was not concentrated in any one item.

Noninterest Expense

Noninterest expense for the three months ended June 30, 2020 decreased $1.5 million compared to the prior quarter. Decreases in noninterest expense included:

●	$748 thousand deferred loan origination cost benefit as a result of loans originated under the PPP during the current quarter.
●	$700 thousand in non-recurring costs related to the termination of a technology management services contract in the prior quarter.
●	$414 thousand non-recurring costs related to a previously disclosed severance agreement in the prior quarter.

The Company’s efficiency ratio was 56.1% for the second quarter of 2020 compared with 70.5% for the prior quarter (62.5% excluding $1.1 million in non-recurring costs.).

Income Tax Provision

For the three months ended June 30, 2020, our income tax provision of $1.3 million on pre-tax income of $5.2 million was an effective tax rate of 25.6%. The income tax provision for the prior quarter of $329 thousand on pre-tax income of $1.2 million was an effective tax rate of 26.4%.

Earnings Per Share

Diluted earnings per share were $0.23 for the three months ended June 30, 2020 compared with diluted earnings per share of $0.20 for the same period a year ago and diluted earnings per share of $0.05 for the prior period. Net income and weighted average shares used to calculate earnings per share – diluted are summarized in Table 8 presented earlier in this press release.

TABLE 9a
NET INTEREST MARGIN - UNAUDITED
(dollars in thousands)

	For The Three Months Ended
	June 30, 2020			June 30, 2019			March 31, 2020
	Average		Yield /	Average		Yield /	Average		Yield /
	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Loans net of PPP (2)	$1,048,139	$12,411	4.76%	$1,028,187	$12,847	5.01%	$1,033,689	$12,338	4.80%
PPP loans	132,776	813	2.46%	—	—	—%	—	—	—%
Taxable securities	211,195	1,329	2.53%	249,907	1,733	2.78%	237,405	1,582	2.68%
Tax-exempt securities (3)	58,540	423	2.91%	39,501	328	3.33%	34,869	271	3.13%
Interest-bearing deposits in other banks	72,507	21	0.12%	35,605	219	2.47%	47,135	154	1.31%
Average interest-earning assets	1,523,157	14,997	3.96%	1,353,200	15,127	4.48%	1,353,098	14,345	4.26%
Cash and due from banks	21,564			21,942			21,987
Premises and equipment, net	15,428			15,819			15,753
Goodwill	11,671			11,720			11,671
Other intangible assets, net	4,508			5,275			4,701
Other assets	50,499			42,769			46,809
Average total assets	$1,626,827			$1,450,725			$1,454,019

Interest-bearing liabilities:
Interest-bearing demand	$261,907	85	0.13%	$238,840	129	0.22%	$233,375	100	0.17%
Money market	365,368	317	0.35%	296,326	380	0.51%	307,587	403	0.53%
Savings	138,500	95	0.28%	139,307	123	0.35%	135,504	118	0.35%
Certificates of deposit	142,955	467	1.31%	164,084	497	1.21%	147,241	464	1.27%
Federal Home Loan Bank of San Francisco borrowings	16,044	5	0.13%	30,000	192	2.57%	220	—	0.21%
Other borrowings net of unamortized debt issuance costs	9,976	184	7.42%	10,841	201	7.44%	9,963	184	7.43%
Junior subordinated debentures	10,310	61	2.38%	10,310	110	4.28%	10,310	90	3.51%
Average interest-bearing liabilities	945,060	1,214	0.52%	889,708	1,632	0.74%	844,200	1,359	0.65%
Noninterest-bearing demand	497,636			379,173			420,847
Other liabilities	17,095			18,246			16,852
Shareholders’ equity	167,036			163,598			172,120
Average liabilities and shareholders’ equity	$1,626,827			$1,450,725			$1,454,019
Net interest income and net interest margin (4)		$13,783	3.64%		$13,495	4.00%		$12,986	3.86%

(1) Interest income on loans includes deferred fees and costs of approximately $138 thousand, $91 thousand, and $257 thousand for the three months ended June 30, 2020 and 2019 and March 31, 2020, respectively. Interest income on PPP loans includes $476 thousand of fee income for the three months ended June 30, 2020.

(2) Loans net of PPP includes average nonaccrual loans of $5.6 million, $13.7 million and $5.5 million for the three months ended June 30, 2020 and 2019 and March 31, 2020, respectively.
(3) Interest income and yields on tax-exempt securities are not presented on a taxable equivalent basis.

(4) Net interest margin is net interest income expressed as a percentage of average interest-earning assets. Net interest income for the three months ended June 30, 2020 and 2019 and March 31, 2020 included $216 thousand, $190 thousand and $163 thousand in accretion of the discount on the loans acquired from Merchants Holding Company, which improved the net interest margin by 7, 7 and 6 basis points, respectively. Net interest income for the three months ended June 30, 2020 included $813 thousand in interest and fee income from PPP loans with an average balance of $132.8 million for the quarter which decreased the net interest margin by11 basis points.

(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 9b
NET INTEREST MARGIN - UNAUDITED
(dollars in thousands)

	For The Six Months Ended
	June 30, 2020			June 30, 2019
	Average		Yield /	Average		Yield /
	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Loans net of PPP (2)	$1,040,914	$24,749	4.78%	$1,010,821	$24,878	4.96%
PPP loans	66,388	813	2.46%	—	—	—%
Taxable securities	224,300	2,911	2.61%	251,479	3,497	2.80%
Tax-exempt securities (3)	46,705	694	2.99%	44,947	715	3.21%
Interest-bearing deposits in other banks	59,820	175	0.59%	37,930	464	2.47%
Average interest-earning assets	1,438,127	29,342	4.10%	1,345,177	29,554	4.43%
Cash and due from banks	21,775			21,640
Premises and equipment, net	15,591			15,203
Goodwill	11,671			9,822
Other intangible assets, net	4,604			4,625
Other assets	48,655			41,894
Average total assets	$1,540,423			$1,438,361

Interest-bearing liabilities:
Interest-bearing demand	$247,641	185	0.15%	$241,095	255	0.21%
Money market	336,477	720	0.43%	294,869	669	0.46%
Savings	137,002	213	0.31%	135,217	234	0.35%
Certificates of deposit	145,098	931	1.29%	165,764	987	1.20%
Federal Home Loan Bank of San Francisco borrowings	8,132	5	0.12%	19,448	247	2.56%
Other borrowings net of unamortized debt issuance costs	9,970	368	7.42%	11,859	440	7.48%
Junior subordinated debentures	10,310	151	2.95%	10,310	223	4.36%
Average interest-bearing liabilities	894,630	2,573	0.58%	878,562	3,055	0.70%
Noninterest-bearing demand	459,241			383,766
Other liabilities	16,974			17,851
Shareholders’ equity	169,578			158,182
Average liabilities and shareholders’ equity	$1,540,423			$1,438,361
Net interest income and net interest margin (4)		$26,769	3.74%		$26,499	3.97%

(1) Interest income on loans includes deferred fees and costs of approximately $395 thousand and $272 thousand for the six months ended June 30, 2020 and 2019, respectively. Interest income on PPP loans includes $476 thousand of fee income for the three months ended June 30, 2020.

(2) Loans net of PPP includes average nonaccrual loans of $5.5 million and $11.1 million for the six months ended June 30, 2020 and 2019, respectively.
(3) Interest income and yields on tax-exempt securities are not presented on a taxable equivalent basis.

(4) Net interest margin is net interest income expressed as a percentage of average interest-earning assets. Net interest income for the six months ended June 30, 2020 and 2019 included $379 thousand and $238 thousand in accretion of the discount on the loans acquired from Merchants Holding Company, which improved the net interest margin by 7 and 4 basis points, respectively. Net interest income for the six months ended June 30, 2020 included $813 thousand in interest and fee income from PPP loans with an average balance of $66.4 million for the six months ended June 30, 2020 which decreased the net interest margin by 6 basis points.

(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 10
ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED
(dollars in thousands)

	For The Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Beginning balance ALLL	$15,067	$12,231	$12,285	$12,445	$12,242
Provision for loan and lease losses	1,300	2,850	—	—	—
Loans charged-off	(356)	(169)	(174)	(319)	(659)
Loan loss recoveries	78	155	120	159	862
Ending balance ALLL	$16,089	$15,067	$12,231	$12,285	$12,445

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2020	2020	2019	2019	2019
Nonaccrual loans:
Commercial	$7	$39	$61	$139	$194
Real estate - commercial non-owner occupied	1,062	—	—	10,099	10,690
Real estate - commercial owner occupied	3,647	3,103	3,103	—	—
Real estate - residential - ITIN	1,738	1,878	2,221	2,339	2,389
Real estate - residential - 1-4 family mortgage	180	184	191	198	217
Consumer and other	37	39	40	21	22
Total nonaccrual loans	6,671	5,243	5,616	12,796	13,512
Accruing troubled debt restructured loans:
Commercial	592	592	595	629	1,092
Real estate - commercial non-owner occupied	—	—	—	—	791
Real estate - residential - ITIN	3,642	3,891	3,957	4,072	4,300
Real estate - residential - equity lines	221	226	231	236	242
Total accruing troubled debt restructured loans	4,455	4,709	4,783	4,937	6,425

All other accruing impaired loans	—	—	—	—	—

Total impaired loans	$11,126	$9,952	$10,399	$17,733	$19,937

Gross loans outstanding at period end	$1,206,340	$1,052,245	$1,032,903	$1,033,082	$1,036,724

Impaired loans to gross loans	0.92%	0.95%	1.01%	1.72%	1.92%
Nonaccrual loans to gross loans	0.55%	0.50%	0.54%	1.24%	1.30%

Allowance for loan and lease losses as a percent of:
Gross loans	1.33%	1.43%	1.18%	1.19%	1.20%
Nonaccrual loans	241.18%	287.37%	217.79%	96.01%	92.10%
Impaired loans	144.61%	151.40%	117.62%	69.28%	62.42%

TABLE 11
ALLOWANCE, RESERVE AND DISCOUNT - UNAUDITED
(dollars in thousands)

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2020	2020	2019	2019	2019
ALLL	$16,089	$15,067	$12,231	$12,285	$12,445
Reserve for unfunded commitments	800	695	695	695	695
Discount on acquired loans (1)	1,293	1,509	1,672	1,860	2,053
Total allowance, reserve and discount	$18,182	$17,271	$14,598	$14,840	$15,193

Gross loans	$1,206,340	$1,052,245	$1,032,903	$1,033,082	$1,036,724
PPP loans	162,189	—	—	—	—
Total gross loans net of PPP loans	$1,044,151	$1,052,245	$1,032,903	$1,033,082	$1,036,724

Total allowance, reserve and discount as a percentage of total gross loans net of PPP loans	1.74%	1.64%	1.41%	1.44%	1.47%

(1) Discount on acquired loans includes fair value discount for loans acquired from Merchants in January of 2019.

COVID‐19 Loan Analysis

During the second quarter of 2020, we worked to proactively monitor our loan portfolio by contacting many of our borrowers to evaluate the impact of the pandemic on them, their businesses and the underlying collateral for our loans. For borrowers who received a loan payment deferral we are working with the borrowers to evaluate the potential for further deterioration of credit quality at the end of the deferral period.

We evaluated our commercial loan and commercial real estate loan portfolios (86% of gross loans excluding PPP loans) to identify those loans in industries that are most at risk or where other information indicates the borrower may be significantly impacted by the effects of COVID-19. The following table presents loans by industry that are most at risk or where other information indicates the loan or borrower may be highly impacted by COVID-19 and the related loan modifications. The table below includes $10.1 million and $22.4 million of SBA 7(a) (generally 75% guaranteed) loans in the high risk and low to moderate risk categories, respectively.

TABLE 12
COVID-19 LOAN ANALYSIS - UNAUDITED
(dollars in thousands)

	At June 30, 2020
	Individually Analyzed Loans With a COVID-19 Risk Of					Loan Modifications
			Low and					Low and
	High		Moderate	PPP	Total	High		Moderate
	#	Amount	Amount	Amount	Amount	#	Amount	#	Amount
CRE and C&I
Industries highly impacted by COVID-19:
Retail trade	13	$13,716	$25,555	$8,033	$47,304	4	$3,838	6	$4,156
Health care and social assistance	47	14,650	12,305	17,530	44,485	14	7,281	8	4,741
Hotels, motels and bed-and-breakfast inns	17	34,790	—	1,402	36,192	12	29,466	—	—
Other services	7	6,438	18,492	2,874	27,804	3	4,972	5	2,737
Restaurants, bars and caterers	20	10,951	—	6,370	17,321	10	7,587	—	—
Educational services	3	6,796	—	2,693	9,489	—	—	—	—
Arts, entertainment and recreation	21	4,362	—	4,573	8,935	11	2,989	—	—
Other industries	23	18,853	733,732	118,714	871,299	11	12,698	43	37,801
Residential, Consumer and All Other not individually analyzed	—	—	143,511	—	143,511	—	—	117	5,007
Total	151	$110,556	$933,595	$162,189	$1,206,340	65	$68,831	179	$54,442

Provision for Loan and Lease Losses

We monitor credit quality and the general economic environment to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. Our review of ALLL adequacy utilizes both quantitative and qualitative factors. The quantitative analysis relies on historical loss rates which, unfortunately, are not indicative of potential losses related to a pandemic such as we are currently experiencing with COVID-19. In response to quantitative data deficiencies, we have placed greater reliance on qualitative factors (Q-Factors).

At June 30, 2020, our review of the adequacy of our allowance for loan and lease losses (ALLL) focused on our Q-Factor for “changes in the volume and severity of past due loans and other similar conditions”. We considered concentrations of credit in industries that are more likely to be significantly impacted by the effects of COVID-19. We evaluated our C&I portfolio by NAICS code and our CRE portfolio for concentrations of tenants and businesses in higher risk industries or for loans with higher LTVs. We also completed analyses on individual borrowers who may be higher risk. After completing this work, we significantly increased our Q-Factor for “changes in the volume and severity of past due loans and other similar conditions”. Our ALLL methodology, adjusted for the revised Q-Factor discussed above necessitated an ALLL of $16.1 million at June 30, 2020, an increase of 32% compared to our ALLL of $12.2 million at December 31, 2019. A provision for loan and lease losses of $1.3 million was recorded during the current quarter compared to $2.9 million in the prior quarter. There was no provision for loan and lease loss during the same quarter a year ago. Our ALLL as a percentage of gross loans was 1.33% as of June 30, 2020 compared to 1.20% as of June 30, 2019 and 1.43% as of March 31, 2020. Excluding PPP loans our ALLL as a percentage of gross loans was 1.54% as of June 30, 2020.

Management believes the Company’s ALLL is adequate at June 30, 2020. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in future charges to the provision for loan and lease losses.

At June 30, 2020, the recorded investment in loans classified as impaired totaled $11.1 million, with a corresponding specific reserve of $270 thousand compared to impaired loans of $19.9 million with a corresponding specific reserve of $727 thousand at June 30, 2019 and impaired loans of $10.0 million, with a corresponding specific reserve of $318 thousand at March 31, 2020. The increase in impaired loans during the current quarter was due to one commercial real estate loan for $1.1 million which was placed on nonaccrual status during the second quarter of 2020.

TABLE 13
TROUBLED DEBT RESTRUCTURINGS - UNAUDITED
(dollars in thousands)

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2020	2020	2019	2019	2019
Nonaccrual	$2,194	$1,611	$1,680	$1,746	$1,828
Accruing	4,455	4,709	4,783	4,937	6,425
Total troubled debt restructurings	$6,649	$6,320	$6,463	$6,683	$8,253

Troubled debt restructurings as a percentage of total gross loans	0.55%	0.60%	0.63%	0.65%	0.80%

There was one new troubled debt restructuring of a $654 thousand commercial real estate loan during the three months ended June 30, 2020. The borrower was impacted by COVID-19 but the loan did not qualify under the new troubled debt restructuring guidance issued by the financial institution regulators or under the CARES act. As of June 30, 2020, we had 97 restructured loans that qualified as troubled debt restructurings, of which 95 were performing according to their restructured terms.

Troubled Debt Restructuring Guidance

Financial institution regulators and the CARES Act have changed the treatment of short term loan modifications for borrowers impacted by COVID-19. The change provides that modifications made in response to COVID-19, to borrowers under certain circumstances, should not be considered a troubled debt restructuring.

We have responded to the needs of our borrowers in accordance with the CARES Act and regulatory guidance to grant short term COVID-19 related loan modifications. Deferral periods are either 3 or 6 months determined on a case-by-case basis considering the nature of the business and the impact of COVID-19. The following table presents approved loan modification requests at June 30, 2020, only one of which meet the definition of a troubled debt restructuring. For the loans that were modified, 26 borrowers also received a PPP loan through our SBA department. The table also includes 59 consumer loan modifications on loans totaling $525 thousand and 51 residential real estate loan modifications totaling $3.5 million which are serviced by third parties as part of our purchased loan portfolios.

TABLE 14
COVID-19 LOAN MODIFICATIONS - UNAUDITED
(dollars in thousands)

	At June 30, 2020
		Commercial	Residential
	Commercial	Real Estate	Real Estate	Consumer	Total
Approved	$14,033	$102,061	$6,623	$556	$123,273
Total	$14,033	$102,061	$6,623	$556	$123,273

Number of contracts approved	44	81	58	61	244
Total	44	81	58	61	244

The following table presents nonperforming assets at the dates indicated.

TABLE 15
NONPERFORMING ASSETS - UNAUDITED
(dollars in thousands)

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2020	2020	2019	2019	2019
Total nonaccrual loans	$6,671	$5,243	$5,616	$12,796	$13,512
90 days past due and still accruing	—	2	—	—	—
Total nonperforming loans	6,671	5,245	5,616	12,796	13,512

Other real estate owned ("OREO")	8	8	35	58	—
Total nonperforming assets	$6,679	$5,253	$5,651	$12,854	$13,512

Nonperforming loans to gross loans	0.55%	0.50%	0.54%	1.24%	1.30%
Nonperforming assets to total assets	0.39%	0.36%	0.38%	0.87%	0.94%

The following table summarizes when loans are projected to reprice by year and rate index as of June 30, 2020.

TABLE 16
LOANS BY RATE INDEX AND PROJECTED REPAYMENT - UNAUDITED
(dollars in thousands)

	At June 30, 2020
						Years 6
						Through	Beyond
	Year 1	Year 2	Year 3	Year 4	Year 5	Year 10	Year 10	Total
Rate Index:
Fixed	$54,472	$216,930	$68,744	$39,618	$32,010	$177,452	$30,599	$619,825
Variable:
Prime	80,588	6,026	7,379	7,416	8,321	1,264	—	110,994
5 Year Treasury	28,754	68,980	87,110	65,206	86,679	50,943	—	387,672
7 Year Treasury	643	3,221	4,798	5,661	365	13,648	—	28,336
1 Year LIBOR	22,373	—	—	—	—	—	—	22,373
Other Indexes	4,821	1,569	1,156	550	9,682	10,390	698	28,866
Nonaccrual	1,645	557	545	523	499	2,085	817	6,671
Total	$193,296	$297,283	$169,732	$118,974	$137,556	$255,782	$32,114	$1,204,737

For variable rate loans, the following table summarizes those that are at or above their floor rate, and those that do not possess a contractual floor rate.

TABLE 17
LOAN FLOORS - UNAUDITED
(dollars in thousands)

	At June 30, 2020
	Loans At	Loans Above
	Floor Rate	Floor Rate	Total
Variable rate loans with floors:
Prime	$58,041	$5,532	$63,573
5 year Treasury	309,033	48,569	357,602
7 Year Treasury	28,336	—	28,336
1 Year LIBOR	—	734	734
Other Indexes	15,137	1,274	16,411
	$410,547	$56,109	466,656

Variable rate loans without floors:
Prime			47,421
5 year Treasury			30,070
1 Year LIBOR			21,639
Other Indexes			12,455
			111,585
Total variable rate loans			$578,241

TABLE 18
UNAUDITED CONSOLIDATED
BALANCE SHEET
(dollars in thousands, except per share data)

	At June 30,		Change		At March 31,
	2020	2019	$	%	2020
Assets:
Cash and due from banks	$29,630	$21,306	$8,324	39%	$21,127
Interest-bearing deposits in other banks	126,132	19,319	106,813	553%	22,813
Total cash and cash equivalents	155,762	40,625	115,137	283%	43,940

Securities available-for-sale, at fair value	280,200	285,819	(5,619)	(2%)	285,077
Loans, net of deferred fees and costs	1,204,737	1,038,729	166,008	16%	1,054,374
Allowance for loan and lease losses	(16,089)	(12,445)	(3,644)	(29%)	(15,067)
Net loans	1,188,648	1,026,284	162,364	16%	1,039,307

Premises and equipment, net	15,466	15,836	(370)	(2%)	15,452
Other real estate owned	8	—	8	—%	8
Life insurance	23,968	23,449	519	2%	23,824
Deferred tax asset, net	2,645	4,791	(2,146)	(45%)	3,149
Goodwill	11,671	11,708	(37)	—%	11,671
Other intangible assets, net	4,426	5,192	(766)	(15%)	4,618
Other assets	29,102	28,282	820	3%	28,834
Total assets	$1,711,896	$1,441,986	$269,910	19%	$1,455,880

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$521,751	$397,349	$124,402	31%	$419,315
Demand - interest-bearing	287,198	238,175	49,023	21%	231,276
Money market	405,322	300,847	104,475	35%	314,687
Savings	142,389	138,591	3,798	3%	133,552
Certificates of deposit	137,647	160,556	(22,909)	(14%)	143,557
Total deposits	1,494,307	1,235,518	258,789	21%	1,242,387

Term debt:
Federal Home Loan Bank of San Francisco borrowings	10,000	—	10,000	100%	10,000
Other borrowings	10,000	10,000	—	—%	10,000
Unamortized debt issuance costs	(19)	(67)	48	72%	(31)
Net term debt	19,981	9,933	10,048	101%	19,969

Junior subordinated debentures	10,310	10,310	—	—%	10,310
Other liabilities	17,743	18,372	(629)	(3%)	17,556
Total liabilities	1,542,341	1,274,133	268,208	21%	1,290,222

Shareholders' equity:
Common stock	58,749	72,087	(13,338)	(19%)	59,067
Retained earnings	103,658	93,363	10,295	11%	100,644
Accumulated other comprehensive income, net of tax	7,148	2,403	4,745	197%	5,947
Total shareholders' equity	169,555	167,853	1,702	1%	165,658

Total liabilities and shareholders' equity	$1,711,896	$1,441,986	$269,910	19%	$1,455,880

Total interest-earning assets	$1,600,922	$1,340,456	$260,466	19%	$1,353,822
Shares outstanding	16,739	18,214	(1,475)	(8%)	16,796
Book value per share (1)	$10.13	$9.22	$0.91	10%	$9.86
Tangible book value per share (1)	$9.17	$8.29	$0.88	11%	$8.89
		9

(1)  Book value per share is computed by dividing total shareholders’ equity by shares outstanding. Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

TABLE 19
UNAUDITED
INCOME STATEMENT
(dollars in thousands, except per share data)

	For The Three Months Ended					For The Six Months Ended
	June 30,		Change		March 31,	June 30,
	2020	2019	$	%	2020	2020	2019
Interest income:
Interest and fees on loans	$13,224	$12,847	$377	3%	$12,338	$25,562	$24,878
Interest on taxable securities	1,329	1,733	(404)	(23%)	1,582	2,911	3,497
Interest on tax-exempt securities	423	328	95	29%	271	694	715
Interest on interest-bearing deposits in other banks	21	219	(198)	(90%)	154	175	464
Total interest income	14,997	15,127	(130)	(1%)	14,345	29,342	29,554
Interest expense:
Interest on demand deposits	85	129	(44)	(34%)	100	185	255
Interest on money market	317	380	(63)	(17%)	403	720	669
Interest on savings	95	123	(28)	(23%)	118	213	234
Interest on certificates of deposit	467	497	(30)	(6%)	464	931	987
Interest on Federal Home Loan Bank of San Francisco borrowings	5	192	(187)	(97%)	—	5	247
Interest on other borrowings	184	201	(17)	(8%)	184	368	440
Interest on junior subordinated debentures	61	110	(49)	(45%)	90	151	223
Total interest expense	1,214	1,632	(418)	(26%)	1,359	2,573	3,055
Net interest income	13,783	13,495	288	2%	12,986	26,769	26,499
Provision for loan and lease losses	1,300	—	1,300	100%	2,850	4,150	—
Net interest income after provision for loan and lease losses	12,483	13,495	(1,012)	(7%)	10,136	22,619	26,499
Noninterest income:
Service charges on deposit accounts	152	187	(35)	(19%)	169	321	355
ATM and point of sale fees	263	318	(55)	(17%)	268	531	583
Payroll and benefit processing fees	143	157	(14)	(9%)	170	313	328
Life insurance	148	155	(7)	(5%)	123	271	284
Gain on investment securities, net	140	33	107	324%	84	224	125
Federal Home Loan Bank of San Francisco dividends	36	124	(88)	(71%)	130	166	245
Gain (loss) on sale of OREO	—	18	(18)	(100%)	(23)	(23)	41
Other income (loss)	73	108	(35)	(32%)	(29)	44	196
Total noninterest income	955	1,100	(145)	(13%)	892	1,847	2,157

TABLE 19 - CONTINUED
UNAUDITED
INCOME STATEMENT
(dollars in thousands, except per share data)

	For The Three Months Ended					For The Six Months Ended
	June 30,		Change		March 31,	June 30,
	2020	2019	$	%	2020	2020	2019
Noninterest expense:
Salaries and related benefits	4,965	5,146	(181)	(4%)	5,887	10,852	10,875
Premises and equipment	826	928	(102)	(11%)	854	1,680	1,903
Federal Deposit Insurance Corporation insurance premium	90	95	(5)	(5%)	36	126	195
Data processing	585	638	(53)	(8%)	531	1,116	1,214
Professional services	469	535	(66)	(12%)	334	803	838
Telecommunications	156	180	(24)	(13%)	171	327	353
Acquisition and merger	—	376	(376)	(100%)	—	—	2,306
Other expenses	1,179	1,713	(534)	(31%)	1,970	3,149	2,850
Total noninterest expense	8,270	9,611	(1,341)	(14%)	9,783	18,053	20,534
Income before provision for income taxes	5,168	4,984	184	4%	1,245	6,413	8,122
Provision for income taxes	1,321	1,340	(19)	(1%)	329	1,650	2,172
Net income	$3,847	$3,644	$203	6%	$916	$4,763	$5,950

Earnings per share - basic	$0.23	$0.20	$0.03	15%	$0.05	$0.28	$0.33
Weighted average shares - basic	16,660	18,134	(1,474)	(8%)	17,695	17,178	17,816
Earnings per share - diluted	$0.23	$0.20	$0.03	15%	$0.05	$0.28	$0.33
Weighted average shares - diluted	16,689	18,194	(1,505)	(8%)	17,747	17,217	17,878

TABLE 20
UNAUDITED CONDENSED CONSOLIDATED
QUARTERLY AVERAGE BALANCE SHEETS
(dollars in thousands)

	For The Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Earning assets:
Loans	$1,180,915	$1,033,689	$1,031,702	$1,029,534	$1,028,187
Taxable securities	211,195	237,405	245,487	238,601	249,907
Tax-exempt securities	58,540	34,869	32,158	32,974	39,501
Interest-bearing deposits in other banks	72,507	47,135	81,099	58,897	35,605
Total earning assets	1,523,157	1,353,098	1,390,446	1,360,006	1,353,200

Cash and due from banks	21,564	21,987	24,083	23,822	21,942
Premises and equipment, net	15,428	15,753	16,049	15,922	15,819
Goodwill	11,671	11,671	11,671	11,686	11,720
Other intangible assets, net	4,508	4,701	4,890	5,083	5,275
Other assets	50,499	46,809	45,504	45,925	42,769
Total assets	$1,626,827	$1,454,019	$1,492,643	$1,462,444	$1,450,725

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$497,636	$420,847	$428,420	$405,853	$379,173
Demand - interest-bearing	261,907	233,375	244,276	243,553	238,840
Money market	365,368	307,587	318,127	309,188	296,326
Savings	138,500	135,504	138,155	138,296	139,307
Certificates of deposit	142,955	147,241	153,223	157,620	164,084
Total deposits	1,406,366	1,244,554	1,282,201	1,254,510	1,217,730

Federal Home Loan Bank of San Francisco borrowings	16,044	220	—	—	30,000
Other borrowings net of unamortized debt issuance costs	9,976	9,963	9,952	9,942	10,841
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	17,095	16,852	17,795	18,074	18,246
Total liabilities	1,459,791	1,281,899	1,320,258	1,292,836	1,287,127

Shareholders' equity	167,036	172,120	172,385	169,608	163,598
Liabilities & shareholders' equity	$1,626,827	$1,454,019	$1,492,643	$1,462,444	$1,450,725

TABLE 21
UNAUDITED CONDENSED CONSOLIDATED
YEAR TO DATE AVERAGE BALANCE SHEETS
(dollars in thousands)

	For the Six Months Ended		For the Twelve Months Ended
	June 30,	June 30,	December 31,	December 31,	December 31,
	2020	2019	2019	2018	2017
Earning assets:
Loans	$1,107,302	$1,010,821	$1,020,801	$915,360	$818,119
Taxable securities	224,300	251,479	246,723	207,407	165,333
Tax-exempt securities	46,705	44,947	38,706	50,330	74,231
Interest-bearing deposits in other banks	59,820	37,930	54,095	47,038	66,872
Total earning assets	1,438,127	1,345,177	1,360,325	1,220,135	1,124,555

Cash and due from banks	21,775	21,640	22,806	20,468	18,301
Premises and equipment, net	15,591	15,203	15,598	13,952	15,567
Goodwill	11,671	9,822	10,758	665	665
Other intangible assets, net	4,604	4,625	4,807	1,252	1,471
Other assets	48,655	41,894	43,818	32,369	37,692
Total assets	$1,540,423	$1,438,361	$1,458,112	$1,288,841	$1,198,251

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$459,241	$383,766	$400,588	$332,197	$289,735
Demand - interest-bearing	247,641	241,095	242,516	238,328	209,792
Money market	336,477	294,869	304,340	250,685	224,913
Savings	137,002	135,217	136,733	109,025	111,376
Certificates of deposit	145,098	165,764	160,550	168,183	205,648
Total deposits	1,325,459	1,220,711	1,244,727	1,098,418	1,041,464

Federal Home Loan Bank of San Francisco borrowings	8,132	19,448	9,644	22,466	302
Other borrowings net of unamortized debt issuance costs	9,970	11,859	10,895	15,143	17,981
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	16,974	17,851	17,894	12,286	12,293
Total liabilities	1,370,845	1,280,179	1,293,470	1,158,623	1,082,350

Shareholders' equity	169,578	158,182	164,642	130,218	115,901
Liabilities & shareholders' equity	$1,540,423	$1,438,361	$1,458,112	$1,288,841	$1,198,251

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Merchants Bank of Commerce. The Bank is an FDIC-insured California banking corporation providing community banking and financial services in northern California from Sacramento to Yreka along the Interstate 5 corridor. The Bank was incorporated as a California banking corporation on November 25, 1981 and opened for business on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (916) 677-5800

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (916) 677-5825

Andrea M. Newburn, Vice President and Senior Administrative Officer / Corporate Secretary

Telephone Direct (530) 722-3959